Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 25, 2020 (except for the effects of the reverse stock split described in Note 1, as to which the date is October 9, 2020), in the Registration Statement (Form S-1) and related Prospectus of Aligos Therapeutics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

October 9, 2020